Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, constituting a part of this Amendment No. 4 to the Registration Statement of Photomedex, Inc. on Form S-4 of our report dated March 31, 2011, on our audit of the consolidated financial statements of Photomedex, Inc. and Subsidiaries as of December 31, 2010 and for the year then ended. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ EISNERAMPER LLP

Edison, New Jersey

November 18, 2011